Exhibit 99.1
Energy Vault Reports First Quarter 2022 Earnings Results
•First quarter 2022 revenue of $42.9 million, driven by the $50.0 million licensing and royalty agreement with Atlas Renewable.
•GAAP operating income of $20.8 million.
•GAAP net loss of $20.1 million impacted by one-time IPO transaction costs of $20.6 million and a non-cash charge of $20.2 million for the change in fair value of our warrant liability due to the increase in stock price during the quarter.
•Adjusted EBITDA of $31.2 million.
•Began construction of the first Chinese deployment of a 100 MWh EVx™ gravity-based storage system in partnership with Atlas Renewable and China Tianying, which also invested $50.0 million into the private placement investment (PIPE) related to the go-public transaction.
•Announced strategic partnership with Korea Zinc, who also invested $50 million into the PIPE related to the go-public transaction to support decarbonization of their refining and smelting operations in Australia with wholly owned subsidiaries Sun Metals and Ark Energy.
•Bolstered and expanded leadership team, including the appointment of David Hitchcock as interim Chief Financial Officer, Kevin Keough as Senior Vice President, Corporate Development, and Josh McMorrow, Chief Legal Officer.
•Began trading on the New York Stock Exchange on February 14, 2022, adding a net $191 million to existing cash reserves to fund execution of the growth strategy.
LUGANO, Switzerland & WESTLAKE VILLAGE, Calif., May 16, 2022 – Energy Vault Holdings, Inc. (NYSE: NRGV, NRGV WS) (“Energy Vault”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the first quarter ended March 31, 2022.
Energy Vault Chief Executive Officer, Robert Piconi stated, “The first quarter of 2022 marked a monumental period for our company as we successfully completed our go-public transaction, combining a twice up-sized PIPE and our Series C financing completed in September 2021 which together provides ample capital to enable the execution of our global growth plans. We made significant progress on our growth strategy this quarter as we signed several new agreements and MOU’s with world-class customers who also chose to make large investments in Energy Vault, including with Korea Zinc and Atlas Renewable, which expanded our footprint in Australia and China, where we broke ground on our first EVx™ deployment in March 2022. We continued to attract and onboard top talent to our organization with the hiring of key personnel across the operational and executive teams, positioning us well to deliver value to all of our customer and investor stakeholders as we begin deployments this year.”
Mr. Piconi continued “As we look at the balance of 2022, we expect to commence execution on additional EVx and Energy Vault Solutions deployments in the U.S., China and Australia, as our energy storage technology and software solutions continue to be met with enthusiasm from customers and prospects across the world.”
First Quarter 2022 and Recent Business Highlights:
•Signed $50.0 million investment and strategic partnership with Korea Zinc to support the decarbonization of refining and smelting operations. The partnership included a $50.0 million strategic investment in Energy Vault as part of the go-public transaction. Sun Metals, an Australia-based zinc refinery and a wholly owned subsidiary of Korea Zinc, aims to deploy Energy Vault’s storage and energy management software technology to support renewable power supply and optimization to support their refining infrastructure. The scope of the partnership also includes the potential sustainable and beneficial re-use of tailings and other refining waste materials within Energy Vault’s eco-friendly composite blocks. Kathy Danaher, the Vice-Chairwoman of Ark Energy, another wholly owned subsidiary of Korea Zinc in Australia that recently announced the closure of the acquisition of over 9GW of wind and solar projects in Australia, has joined the Strategic Advisory Board of Energy Vault alongside other strategic customers and investors.

•Announced with Atlas Renewable and China Tianying the groundbreaking for China’s first ever utility-scale gravity-based storage solution, a 25MW, 100 megawatt hour (MWh) gravity-based EVx system that will be integrated into China’s national energy grid through the delivery of renewable and stored energy. Construction of the system has been underway since March 2022 and is being built adjacent to a wind farm and national grid site in Rudong, Jiangsu Province located outside of Shanghai. The project will deliver renewable energy to the State Grid Corporation of China (SGCC), the largest utility in the world. China Tianying publicly announced last week their strategic agreement with State Grid Jiangsu Comprehensive Energy for integration into the SGCC. In addition, the project reflects the first utility scale gravity-based storage deployment between a U.S. and Chinese company and received efficient approval by the local municipal and provincial governments with support from the central government agencies within the People's Republic of China. Regarding the License and Royalty agreement previously announced in February during Q1, Energy Vault has now received $45 million of the $50 million total license fee between the first payment in Q1 and a second payment made in Q2.
•Signed Memorandum of Understanding (MOU) for gravity-based energy storage technology with NTPC, India’s largest power generating utility, to support their clean energy transition. The objective of the MOU is to collaborate and formalize a long-term strategic partnership for deployment of Energy Vault’s EVx gravity-based energy storage technology and energy management software solutions based on the outcome of a joint feasibility study. NTPC noted their interest in the technology’s attributes regarding the beneficial utilization of coal ash for manufacturing of composite blocks for Energy Vault’s gravity-based energy storage system given their large installed base of coal producing power plants.
•Continued progress towards first US deployment with Enel Green Power. After the successful completion of phase 1 (wind blade recycling and Feasibility Study Report for the first GESS deployment), we signed an MOU to move to the second phase for the construction of a Gravity Energy Storage Solution in Synder, Texas, 18 MW, 36 MWh, with expected breaking ground in September of this year.
•Significant progress in executing on the software development for the new energy management platform announced in Q4 2021 under EV Solutions, designed to support 2022 deliveries for all customers and capable to support both energy generation and storage infrastructure integration across any energy storage technology.
•Appointment of two new members to Energy Vault’s board, Mary Beth Mandanas and Thomas Ertel, who bring strategic expertise in the areas of energy solutions and global corporate governance, respectively. Ms. Mandanas is currently Chief Executive Officer of Onyx Renewable Partners, L.P., a renewable and distributed energy solutions platform serving the commercial, industrial and municipal sectors in North America. Since July 2021, Ms. Mandanas has served as an Independent Director, and Chair of the Audit Committee, on the Board of TortoiseEcofin Acquisition Corp III and builds on over 25 years in power utility investment banking experience across tier 1 firms. Mr. Ertel serves as the Chief Accounting Officer at Strada Education Network and possesses more than 30 years of leadership experience advising audit committees and C-suite executives on global corporate governance and financial matters including Partner roles over a 40 year period at Arthur Andersen LLP and Ernst and Young LLP. Mr. Ertel’s experience in mergers and acquisitions includes work in due diligence, complex accounting, valuation issues, internal control evaluation, and finance personnel and integration assessment.
•Formation of Strategic Advisory Board (SAB) to optimize Energy Vault’s energy storage solution focus and longer-term strategic evolution. The SAB consists of respected industry leaders from Energy Vault’s existing strategic investor and customer base who bring relevant domain experience, deep knowledge of the evolving technology landscape and a proven track record of shareholder value creation. The inaugural SAB includes leaders from CEMEX Ventures (NYSE: CX), BHP Ventures (NYSE: BHP), Saudi Aramco Energy Ventures (TADAWUL: SAUDI ARAMCO), Enel Green Power (ENEL.MI), PlusVolta, Pickering Energy Partners, Ark Energy Corporation Pty Ltd, a wholly owned subsidiary of Korea Zinc (KRX 010130), a strategic investor in Energy Vault, and Atlas Renewable. Actor and environmentalist, Leonardo DiCaprio, an existing investor in the company over the last two years, will also join the Strategic Advisory Board.

•Completed go-public transaction with Novus Capital Corp. II and the related PIPE, and the combined company securities began trading on the New York Stock Exchange on February 14, 2022. Net transaction proceeds from the transaction were $191 million, which included investments from additional strategic customers resulting in partnerships that Energy Vault has signed with some of the largest energy and industrial leaders across the globe, are expected to provide a significant runway for the company to drive shareholder value and execute against its growth strategy.

First Quarter 2022 Financial Highlights:
•First quarter 2022 revenue of $42.9 million, resulting from a licensing and royalty agreement with Atlas Renewable announced in February 2022.
•First quarter 2022 operating income of $20.8 million driven by the strong margin flow through from the licensing revenue.
•First quarter 2022 Adjusted EBITDA of $31.2 million.
•Cash and cash equivalents of $303.5 million as of March 31, 2022.
Conference Call Information
Energy Vault will host a conference call today at 5:00PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed https://www.energyvault.com/. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call.
A telephonic replay will be available shortly after the conclusion of the call and until, May 30, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13729269. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our future expansion, deployments, capabilities and capital resources. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: risks related to the rollout of Energy Vault’s business and the timing of expected business milestones, developments and changes in the general market, the continuing impact of COVID-19, political, economic, and business conditions, our limited operating history as a public company, whether MOUs and other strategic investments will result in future revenues, sufficiency of cash to support the company’s expansion plans, the fact that the company has no committed revenue for future periods and risks affecting our partnerships and customers. Additional risks and uncertainties that could affect our financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2022, as amended on March 31, 2022, which is available on our website at investors.energyvault.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Non-GAAP Financial Metrics
To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted EBITDA. This non-GAAP financial measure excludes certain items and is not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present this non-GAAP measure because management believes it complements our

GAAP and is a useful measure of the company’s performance. Please see the appendix attached to this press release for a reconciliation of adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	March 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$303,518	$105,125
Accounts receivable	30,002	—
Prepaid expenses and other current assets	4,541	5,538
Total current assets	338,061	110,663
Property and equipment, net	10,752	11,868
Right-of-Use assets, net	1,242	1,238
Other assets	1,479	1,525
Total Assets	$351,534	$125,294
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$3,516	$1,979
Accrued expenses	1,305	4,704
Long-term finance leases, current portion	46	48
Long-term operating leases, current portion	619	612
Total current liabilities	5,486	7,343
Deferred pension obligation	454	734
Asset retirement obligation	984	978
Deferred revenue	8,616	1,500
Long-term finance leases	25	34
Long-term operating leases	659	662
Warrant liability	40,075	—
Total liabilities	56,299	11,251
Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 85,739 shares authorized, 85,739 shares issued and outstanding at December 31, 2021; liquidation preference of $171,348	—	182,709
Stockholders’ Equity (Deficit)
Convertible preferred stock, $0.0001 par value; 5,000 shares authorized, 93 shares issued and outstanding at March 31, 2022; liquidation preference of $675	675	—
Common stock, $0.0001 par value; 500,000 shares authorized, 133,633 shares issued, and 133,633 and outstanding at March 31, 2022; 120,568 shares authorized, 20,432 shares issued, and 20,432 outstanding at December 31, 2021	13	—
Additional paid-in capital	383,821	713
Accumulated deficit	(89,045)	(68,966)
Accumulated other comprehensive loss	(229)	(413)
Total stockholders’ equity (deficit)	295,235	(68,666)
Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$351,534	$125,294

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$42,884	$—
Operating expenses:
Sales and marketing	2,580	85
Research and development	9,661	1,021
General and administrative	9,806	1,855
Income (loss) from operations	20,837	(2,961)
Other income (expense)
Change in fair value of derivative	—	(24,102)
Interest expense	(1)	(4)
Change in fair value of warrant liability	(20,237)	—
Transaction costs	(20,586)	—
Other income (expense), net	36	(1,928)
Loss before income taxes	(19,951)	(28,995)
Provision for income taxes	128	—
Net loss	$(20,079)	$(28,995)

Net loss per share of common stock — basic and diluted	$(0.25)	$(2.67)
Weighted average shares of common stock — basic and diluted	80,806	10,861

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$278	185
Foreign currency translation gain (loss)	(94)	1,231
Total other comprehensive income (loss)	184	1,416
Total comprehensive loss	$(19,895)	$(27,579)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(20,079)	$(28,995)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,218	17
Non-cash lease expense	165	151
Non-cash interest income	(16)	—
Stock based compensation	9,202	7
Change in fair value of derivative	—	24,102
Change in fair value of warrant liability	20,237	—
Change in pension obligation	7	18
Asset retirement obligation accretion expense	19	—
Foreign exchange gains and losses	19	96
Change in operating assets	(32,550)	(561)
Change in operating liabilities	4,967	(839)
Net cash used in operating activities	(16,811)	(6,004)
Cash Flows From Investing Activities
Purchase of property and equipment	(83)	(3)
Net cash used in investing activities	(83)	(3)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	25	6
Proceeds from reverse recapitalization and PIPE financing, net	235,940	—
Payment of transaction costs related to reverse recapitalization	(20,651)	—
Payment of lease obligations	(10)	(24)
Proceeds from Series B-1 Preferred Stock, net of issuance costs	—	14,692
Net cash provided by financing activities	215,304	14,674
Effect of exchange rate changes on cash and cash equivalents	(17)	2,061
Net increase in cash	198,393	10,728
Cash and cash equivalents – beginning of the period	105,125	10,051
Cash and cash equivalents – end of the period	$303,518	$20,779

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	1	—
Cash paid for interest	23	17
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	182,034	—
Warrants assumed as part of reverse recapitalization	19,838	—
Actuarial gain (loss) on pension	278	148
Property, plant and equipment financed through accounts payable	137	—
Assets acquired on finance lease	—	43

Non-GAAP Financial Measure
We use adjusted EBITDA to complement our condensed consolidated statements of operations. Management believes that this non-GAAP financial measure complements our GAAP net loss and such measure is useful to investors. The presentation of this non-GAAP measure is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from non-GAAP adjusted EBITDA to GAAP net loss, the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss (GAAP)	$(20,079)	$(28,995)
Non-GAAP Adjustments:
Interest income, net	(47)	(8)
Income tax expense	128	—
Depreciation and amortization	1,218	17
Stock-based compensation expense	9,202	7
Change in fair value of warrant liability	20,237	—
Transaction costs	20,586	—
Foreign exchange (gains) and losses	(11)	1,940
Change in fair value of derivative liability	—	24,102
Adjusted EBITDA (non-GAAP)	$31,234	$(2,937)
We present adjusted EBITDA, which is net income (loss) excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating income (loss), or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.
About Energy Vault
Energy Vault develops and deploys turnkey sustainable energy storage solutions designed to transform the world’s approach to utility-scale energy storage in realizing decarbonization while maintaining grid resiliency. The company’s proprietary energy management system and optimization software suite is technology agnostic in its ability to orchestrate various generation and energy storage resources to help utilities, independent power producers and large industrial energy users to significantly reduce their levelized cost of energy while maintaining power quality and grid reliability. Energy Vault’s EVx™ gravity energy storage system utilizes eco-friendly materials with the ability to integrate waste materials for beneficial re-use. Energy Vault is facilitating the shift to a circular economy while accelerating the clean energy transition for its customers. For additional information, please visit: www.energyvault.com